Exhibit 99.1

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a future director in the registration statement on Form S-11, and any amendments thereto, to be filed by IPC Alternative Real Estate Income Trust, Inc.

/s/ Mitchell A. Sabshon
Name: Mitchell A. Sabshon

Dated: June 16, 2023